UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Definitive Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

SAKS INCORPORATED

(Name of Registrant as Specified in Its Charter)
P. Schoenfeld Asset Management LP
Peter Schoenfeld
PSAM Texas Master Fund
PSAM Texas Fund Limited
PSAM Texas Partners L.P.
Synapse IV LLC
PSAM WorldArb Master Fund Ltd.
PSAM WorldArb Fund Limited
PSAM WorldArb Partners L.P.
WSCI Limited Partnership
Synapse I LLC
Spartan Partners L.P.
Dhananjay M. Pai

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Saks Inc.

P. Schoenfeld Asset Management

May 2009

IMPORTANT INFORMATION

P. Schoenfeld Asset Management LP and related parties participating in the solicitation of proxies (“PSAM”) filed its definitive proxy statement with the U.S. Securities and Exchange Commission on May 15, 2009
relating to PSAM’s solicitation of proxies from the stockholders of Saks
Incorporated (“Saks”) with respect to the Saks’ 2009 annual meeting of shareholders. The definitive proxy statement contains detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Saks’
shareholders. PSAM may also file other relevant documents. PSAM
ADVISES SECURITY HOLDERS TO READ THE DEFINITIVE PROXY
STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE
FILED WITH THE SECURITIES AND EXCHANGE COMMISSION,
BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

PSAM’s proxy statement and other relevant documents may be obtained without charge from the SEC’s website at www.sec.gov and from PSAM by contacting MacKenzie Partners, Inc. by telephone at (800) 322-2885 or by e-mail at saksproxy@mackenziepartners.com.

Board of Directors

We believe the Board bears responsibility for Saks’ poor operating results

6 out of 10 directors have been on the Board for more than a decade

12

Average

               2

2007

Jerry W. Levin

 5

2004

Robert B. Carter

 7

2002

Nora P. McAniff

 9

2000

Christopher J. Stadler

11

1998

Stephen I. Sadove

13

1996

Donald E. Hess

13

1996

Marguerite W. Kondracke

15

1994

Michael S. Gross

22

1987

C. Warren Neel

24

1985

Ronald De Waal

Years on
Board

Member
Since

Name

Operating Margins

Saks has consistently operated below
industry average profitability over the last
three years

(1) Margin figures exclude results from the credit card segment, for purposes of comparability

Source: SEC Filings and Company Reports, adjusted for extraordinary items

Company

2006

2007

2008

Dillard’s

4.2%

2.2%

-1.7%

J. C. Penney

9.8%

9.7%

6.3%

Macy’s

7.8%

7.9%

5.6%

Nordstrom

(1)

11.7%

12.7%

9.0%

Neiman Marcus

NA

10.9%

10.1%

Average

8.4%

8.7%

5.9%

Saks

2.2%

4.3%

-3.9%

Difference

-6.1%

-4.4%

-9.8%

Note: 2008 refers to most recent completed fiscal year

Saks vs. Neiman Marcus

On a Sales per Square Foot basis, Saks trails
Neiman Marcus significantly over the last two
years

Source: SEC Filings, Company Reports

Sales per Average Square Foot

2007

2008

Neiman Marcus

$686

$634

Saks

$434

$405

Comparison

58%

57%

Over Promise, Under Deliver

We believe that Saks has remained overly
optimistic, ignoring market realities in 2008

“We continue to believe that the execution of these
plans will deliver an 8% operating margin over
time” – May 20, 2008, Stephen Sadove, Chief Executive Officer

“I think that the question about the 8% operating
margin -- is it still out there, and the answer is
absolutely yes. We’re not backing off from that.” –
August 19, 2008, Stephen Sadove

Did the company’s optimism lead them to
misjudge the market in 2008?

Source: Street Events Transcripts.  Permission to use these quotations has been neither sought nor obtained.

Poor Reaction to Economic Downturn

We believe Saks entered Fall 2008 with excessive
inventory and committed purchases

We believe management’s response to the falling
economy was to break with industry practice and
introduce disruptive discounting

“Saks’s maneuver marked an open abandonment of
the longstanding unwritten pact between retailers
and designers over when, and to what extent, to cut
prices” – Wall Street Journal

“Designers are starting to fight back.  Discounting ‘is
the way of spoiling everything.’” – Gianni Castiglioni, President of
Marni SRL

Source: Saks Upends Luxury Market -  Wall Street Journal February 9, 2009. Permission to use these quotations has been neither sought nor obtained.

Recent Developments

Company’s own admissions of its failures has been
depicted in a recent Wall Street Journal article

“In hindsight, Saks executives say they may have cut too
much in some areas. ‘We didn’t need to do what we did in
accessories.  High-end shoes and handbags would
probably have sold out, even at higher prices.’” – Ronald
Frasch, President & Chief Merchandising Officer

“‘One of the big questions that people are asking,’ he says, is: ‘Will people ever buy at full price again?’” – Stephen Sadove,
Chief Executive Officer

[With respect to damage control with designers] “If people’s feathers got ruffled, we want to unruffle them.” – Stephen
Sadove

Source: Saks Upends Luxury Market -  Wall Street Journal February 9, 2009. Permission to use these quotations has been neither sought nor obtained.

Conclusion

Send a strong message and put an end to the
staggered board

Shareholders will not be able to express their views
on Sadove’s performance until 2011

Sak’s board should be held accountable

Saks should adopt majority voting for directors

Vote “For” the majority voting proposal, vote
to “Withhold” on C. Warren Neel, and vote
“For” the proposal to recommend an end to
the staggered board of directors